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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-76697, 33-1805, 33-22289, 33-50248, 33-74488, 333-62933, 333-81955, 333-32872, 333-56120 and 333-83404) of Quixote Corporation and the Registration Statements on Form S-3 (Nos. 2-96502 and 33-14873) of Quixote Corporation of our report dated August 2, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
September 25, 2002

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  EXHIBIT 23